UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2011

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition

On August 11, 2011, Red Robin Gourmet Burgers, Inc. (the “Company”) issued a press release describing selected financial results for the second fiscal quarter ended July 10, 2011.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  A copy of the supplemental financial information for the second fiscal quarter ended July 10, 2011, that will be referred to during today’s investor conference call and webcast is being furnished as Exhibit 99.2 to this Form 8-K.

The information in this Item 2.02, including the information set forth in Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Stuart B. Brown as Chief Financial Officer

The Company announced on August 11, 2011, that Stuart B. Brown, age 45, will be appointed as Chief Financial Officer of the Company, effective as of September 12, 2011, or such earlier date as may be agreed upon by the Company and Mr. Brown (the “Effective Date”).

Prior to joining the Company, Mr. Brown served as Chief Financial Officer of DCT Industrial Trust Inc., a publicly traded real estate investment trust that owns, operates and develops distribution properties in the U.S. and Mexico, since October 2006.  Prior to his role at DCT Industrial Trust Inc., Mr. Brown was Vice President and Chief Accounting Officer of Federal Realty Investment Trust, from 2003 to 2006, where he was responsible for all areas of accounting and overseeing business improvement projects.  Mr. Brown also served as Vice President, Finance at Giant Food, Inc., a domestic retail grocery chain that is part of the Netherlands-based Royal Ahold supermarket company, and in other corporate and operational finance positions at Royal Ahold over approximately ten years.  Mr. Brown began his professional finance career at Deloitte & Touche as an auditor.  He holds a Bachelor’s degree in Business Administration and a Masters of Accountancy degree, both from the University of Georgia.

Mr. Brown is not and has not been involved in any related party transactions with the Company and does not have any family relationships with any other director, executive officer or any persons nominated for such positions.

In connection with his appointment as the Company’s Chief Financial Officer, the Company entered into an Employment Agreement with Mr. Brown dated as of August 10, 2011 (the “Employment Agreement”).  Pursuant to the terms of the Employment Agreement, Mr. Brown will serve as the Company’s Chief Financial Officer for an indefinite period of time until his employment is terminated in accordance with the terms of the Employment Agreement. The Employment Agreement provides, among other things, for the following:

•      a starting base salary of $350,000 annually, subject to certain adjustments from time to time as determined by the Board;

•      a target annual bonus of 70% of base salary, based on the satisfaction of certain performance targets to be determined by the Board;

•      annual equity awards, which are contingent on the attainment of certain performance criteria established with respect to such award by the Compensation Committee;

•      a signing bonus of $160,000;

•      a signing grant under the Company’s Second Amended and Restated 2007 Performance Incentive Plan of time-vested restricted stock units having a grant date target value of $600,000;

•      an agreement to issue equity awards under the Company’s Second Amended and Restated 2007 Performance Incentive Plan as follows as of the Effective Date:  (i) non-qualified stock options having a grant date fair value of $140,000; (ii) time-vested restricted stock units having a grant date target value of $70,000; and (iii) a long-term incentive cash award with a target payout amount of $140,000, which shall be earned based on the Company’s attainment of certain performance objectives; and

•      certain other benefits, including a monthly car allowance and the right to participate in all savings, retirement, medical, welfare and insurance plans and programs to the same extent as other senior executive employees of the Company.

The Employment Agreement provides that Mr. Brown is entitled to receive certain benefits upon termination of his employment.  If the Company terminates Mr. Brown upon the occurrence of a Change in Control Event (as such term is defined in the Employment Agreement), Mr. Brown will receive, among other things, (a) continued payment of his annual base salary for a period of twelve months following the effective date of termination; (b) payment of an amount equal to the Annual Bonus amount earned by Mr. Brown for performance in the last completed fiscal year prior to the Change in Control Event for which bonuses have been paid or are payable; and (c) coverage under the Company’s medical, dental and prescription insurance plans for the 12-month period following the date of termination.

Upon either Mr. Brown’s termination by the Company without cause, or by Mr. Brown for good reason (each term as defined in the Employment Agreement), Mr. Brown will receive, among other things, (a) continued payment of his annual base salary for a period of twelve months following the effective date of termination; (b) his pro rata share of the annual bonus that would otherwise have been earned and be payable had he continued to be employed by the Company; and (c) coverage under the Company’s medical, dental and prescription insurance plans for the 12-month period following the date of termination.

The Employment Agreement contains confidentiality, non-compete and non-interference covenants from Mr. Brown, including a 12-month covenant not to compete with the Company and its subsidiaries in the state of Colorado in the burger focused restaurant business.

The foregoing description of the material terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is expected to be filed with the Company’s quarterly report on Form 10-Q for the third fiscal quarter of 2011.

ITEM 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	Red Robin Gourmet Burgers, Inc. Press Release dated August 11, 2011.

99.2	Supplemental Financial Information dated August 11, 2011, provided by Red Robin Gourmet Burgers, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 11, 2011

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Annita M. Menogan
Name:	Annita M. Menogan
Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Red Robin Gourmet Burgers, Inc. Press Release dated August 11, 2011.

99.2	Supplemental Financial Information dated August 11, 2011, provided by Red Robin Gourmet Burgers, Inc.